UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-148346 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (702)263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On April 4, 2014, Blue Earth, Inc. (the “Company”) entered into an Asset Purchase Agreement through its subsidiary Waianae PV-02, LLC, a Hawaii limited liability company, to sell to Kenyon Energy, through its subsidiary SSA Solar of HI, LLC substantially all of the assets of an approximately 440 kWh ac (approximately 500 kWh dc) solar facility which the Company built on Waianae.  The Company also assigned to the buyer a Schedule FIT Tier 1 and Tier 2 power purchase agreement with Hawaiian Electric Company to purchase the energy output of this facility.  The buyer assumed all liabilities arising after the closing date.  The purchase price is $2,070,000, subject to adjustment.

The Agreement is subject to termination by the Buyer if not completed by May 31, 2014, although it is scheduled to close in April 2014.

Item 9.01  Exhibits

(d)  Exhibits  The following exhibits are filed with the current report on Form 8-K.

10.01	Asset Purchase Agreement executed April 4, 2014 by and between SSA Solar of HI, LLC (“Buyer”) and Waianae PV-02, LLC (“Seller”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2014	Blue Earth, Inc.

	By:	/s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: CEO

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